SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01.	Other Events.

On February 24, 2016, LyondellBasell Industries N.V. (the “Company”) and its wholly owned subsidiary, LYB International Finance II B.V. (the “Issuer”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Bank PLC, Deutsche Bank AG, London Branch, ING Bank N.V. and Morgan Stanley & Co. International plc, as representatives of the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering and sale by the Issuer of €750 million aggregate principal amount of 1.875% Guaranteed Notes due 2022 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Company. The Underwriting Agreement includes the terms and conditions for the issuance and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Notes will be issued under an indenture to be dated as of March 2, 2016, between the Company, the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). The terms of the Notes and the guarantee by the Company will be set forth in an officer’s certificate of the Issuer delivered pursuant to the Indenture. Closing of the issuance and sale of the Notes is expected to occur on March 2, 2016, subject to customary closing conditions.

The Notes are being offered and sold pursuant to an automatic shelf registration statement the Company filed with the Securities and Exchange Commission that became effective upon filing on February 19, 2016 (Registration No. 333- 209612).

The description above is a summary and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated February 24, 2016, among LyondellBasell Industries N.V., LYB International Finance II B.V. and Barclays Bank PLC, Deutsche Bank AG, London Branch, ING Bank N.V. and Morgan Stanley & Co. International plc, as representatives of the several underwriters named therein

5.1	Legal opinion of Vinson & Elkins L.L.P.

8.1	Legal opinion of De Brauw Blackstone Westbroek N.V.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 1, 2016	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement dated February 26, 2015 among LyondellBasell Industries N.V, LYB International Finance II B.V. and Barclays Bank PLC, Deutsche Bank AG, London Branch, ING Bank N.V. and Morgan Stanley & Co. International plc,, as representatives of the several underwriters named therein

5.1	Legal opinion of Vinson & Elkins L.L.P.

8.1	Legal opinion of De Brauw Blackstone Westbroek N.V.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 8.1)